UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, Ducommun Incorporated, a Delaware corporation (the “Company”), reported that Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, ceased to serve as an employee of the Company, and that Christopher Wampler, currently serving as Vice President, Controller and Chief Accounting Officer, was appointed as the Company’s Interim Chief Financial Officer and Interim Treasurer to serve in such capacities until a replacement is appointed.

On June 26, 2019, in connection with Mr. Groves’ departure, the Company and Mr. Groves entered into a separation and release agreement attached hereto as Exhibit 10.1 (the “Separation Agreement”). Under the Separation Agreement, and subject to Mr. Groves executing a general release in favor of the Company and otherwise complying with the terms of the Agreement, the Company will pay Mr. Groves a lump sum cash payment equal to $1,650,642, representing (i) eighteen (18) months of base salary, plus (ii) accrued and unpaid base salary through June 5, 2019, plus (iii) a cash bonus for 2019 based on a target bonus of fifty-five percent (55%) of base salary, plus (iv) a cash payment with regard to performance stock units granted in 2017 calculated using the closing price of a share of the Company’s common stock on June 4, 2019 based on actual performance for the first two years of the performance cycle and target performance for 2019, plus (v) a cash payment with regard to performance stock units granted in 2018 calculated using the closing price of a share of the Company’s common stock on June 4, 2019 based on actual performance for the first year of the performance cycle and target performance for 2019, plus (vi) a cash payment with regard to restricted stock units granted in 2017 and 2018 calculated using the closing price of a share of the Company’s common stock on June 4, 2019 and assuming one additional year of vesting in the case of each grant; plus (vii) COBRA premiums for 12 months. In addition, the payment includes up to 12 months of outplacement services for Mr. Groves, at a cost not to exceed $7,200. The Separation Agreement also includes a general release in favor of Mr. Groves from the Company.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to a copy of the Separation Agreement that is filed as Exhibit 10.1 to this Form 8-K, the contents of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation and Release Agreement, entered into as of June 26, 2019, between Ducommun Incorporated and Douglas L. Groves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: June 27, 2019	By:	/s/ Christopher D. Wampler
Christopher D. Wampler V.P., Controller and Chief Accounting Officer Interim C.F.O. and Interim Treasurer